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            Consent of Independent Registered Public Accounting Firm


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 25, 2005 with respect to the financial statements of John Hancock Variable Life Insurance Company and our report dated March 2, 2005 with respect to the financial statements of John Hancock Variable Annuity Account JF, which are contained in the Statement of Additional Information in Post-Effective Amendment No. 8 in the Registration Statement (Form N-4 No. 333-84767) and related Prospectus of John Hancock Variable Annuity Account JF.



                                        /s/ Ernst & Young LLP



Boston, Massachusetts
April 25, 2005